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                            Filed Pursuant to Rule 424(b)(3)
                            Registration No. 333-71052

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED January 15, 2002)

SAXON CAPITAL, INC.

32,463,100 Shares

Common Stock

This prospectus supplement relates to resales by selling stockholders of 32,463,100 shares of our common stock that are held by some of our current stockholders.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated January 15, 2002, including any amendments or supplements thereto.

SEE RISK FACTORS BEGINNING ON PAGE 8 OF THE PROSPECTUS
TO READ ABOUT FACTORS YOU SHOULD CONSIDER
BEFORE BUYING OUR COMMON STOCK

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in the table appearing under the heading "Selling Stockholders" in the prospectus is amended by adding the information below with respect to persons not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to persons previously listed in the prospectus or in any amendments or supplements thereto that are listed below:

SELLING STOCKHOLDERS

	Shares Owned
Name of Stockholder	Number Before Offering	Percent Before Offering	Shares Owned Number Offered	Number After Offering	Percent After Offering
Harvest Partners II, LP	500,000	1.54%	500,000	0	0%
Capital Crossover Partners	200,000	*	200,000	0	0%
First Financial Fund Inc.	198,000	*	198,000	0	0%
Bay-Pond Partners LP	132,000	*	132,000	0	0%
Turnberry Asset Management	10,000	*	10,000	0	0%
Jackson Asset Management	10,000	*	10,000	0	0%

The date of this prospectus supplement is January 16, 2002.

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SELLING STOCKHOLDERS